UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55411	47-2441958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Park Towers Uptown

1233 West Loop South, Suite 1170

Houston, Texas 77027

(Address of Principal Executive Offices, Zip Code)

(832) 402-1050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01	Other Events.

For the quarter ended September 30, 2019, Parkview Capital Credit, Inc. (the “Company”) failed to meet the quarterly diversification test under Section 851(b)(3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which if not cured within 30 days as described below, jeopardizes the Company’s ability to continue to qualify as a regulated investment company (“RIC”) under Subchapter M of the Code.

The Code provides that a RIC may cure a failure of the diversification requirements at the end of a quarter if the discrepancy that caused the RIC to fail is eliminated within thirty days of the end of the quarter. The Company is currently evaluating whether it will seek to comply with this provision. If the Company does not cure such failure, it will be taxed as a corporation for the tax year ended June 30, 2020. The Company may in the future operate in accordance with the requirements necessary to qualify as a RIC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: October 4, 2019	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer

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